                                                                 EXHIBIT (4)(d)

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                                                                [CONFORMED COPY]

                                      PACIFICORP
                               (AN OREGON CORPORATION)

                                          TO

                                    CHEMICAL BANK
                               (A NEW YORK CORPORATION)

                                          AS TRUSTEE UNDER PACIFIC POWER &
                                              LIGHT COMPANY'S MORTGAGE AND
                                              DEED OF TRUST, DATED AS OF
                                              JULY 1, 1947

                                ----------------------


                         FIFTY-FOURTH SUPPLEMENTAL INDENTURE

                             DATED AS OF DECEMBER 1, 1995

                   SUPPLEMENTAL TO PACIFIC POWER & LIGHT COMPANY'S
                              MORTGAGE AND DEED OF TRUST
                               DATED AS OF JULY 1, 1947

                                ----------------------


         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


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--------------------------------------------------------------------------------

                         FIFTY-FOURTH SUPPLEMENTAL INDENTURE


              THIS INDENTURE, dated as of the 1st day of December, 1995 (hereinafter referred to as the "Fifty-fourth Supplemental Indenture") is made as a supplement to that certain Mortgage and Deed of Trust, dated as of July 1, 1947, as heretofore amended and supplemented (the "Mortgage"), executed and delivered by Pacific Power & Light Company, a Maine corporation that heretofore changed its name to PacifiCorp (the "Original Mortgagor").

              This Fifty-fourth Supplemental Indenture is entered into by and between PACIFICORP, a corporation of the State of Oregon into which the Original Mortgagor heretofore was merged, whose address is 700 NE Multnomah, Portland, Oregon 97232 (the "Company") and CHEMICAL BANK, a New York corporation whose address is 450 West 33rd Street, New York, New York 10001 (the "Corporate Trustee" or "Trustee").

              WHEREAS, the Mortgage (including all indentures supplemental thereto) was recorded in the official records of the States of California, Idaho, Montana, Oregon, Utah, Washington and Wyoming and various counties within said states in which this Fifty-fourth Supplemental Indenture is to be recorded, and was filed as a financing statement in accordance with the Uniform Commercial Code of each of said states; and

              WHEREAS, the Original Mortgagor executed, delivered, recorded and filed its Supplemental Indentures as follows:

                               Dated as of
                               -----------
       First                April 1, 1950
       Second               March 1, 1952
       Third                September 1, 1952
       Fourth               April 1, 1954
       Fifth                August 1, 1954
       Sixth                October 1, 1955
       Seventh              January 1, 1957
       Eighth               September 1, 1957
       Ninth                January 1, 1958
       Tenth                July 1, 1958
       Eleventh             September 1, 1960
       Twelfth              June 22, 1961
       Thirteenth           April 1, 1962
       Fourteenth           December 1, 1962
       Fifteenth            April 1, 1963


                               Dated as of
                               -----------
       Sixteenth            August 1, 1963
       Seventeenth          October 1, 1964
       Eighteenth           October 1, 1965
       Nineteenth           December 15, 1967
       Twentieth            May 1, 1969
       Twenty-first         November 1, 1969
       Twenty-second        July 1, 1970
       Twenty-third         February 1, 1971
       Twenty-fourth        October 1, 1971
       Twenty-fifth         October 1, 1972
       Twenty-sixth         January 1, 1974
       Twenty-seventh       October 1, 1974
       Twenty-eighth        May 1, 1975
       Twenty-ninth         January 1, 1976
       Thirtieth            July 1, 1976
       Thirty-first         December 1, 1976
       Thirty-second        January 1, 1977
       Thirty-third         November 1, 1977
       Thirty-fourth        April 1, 1979
       Thirty-fifth         October 1, 1980
       Thirty-sixth         March 1, 1981
       Thirty-seventh       October 15, 1981
       Thirty-eighth        August 1, 1982
       Thirty-ninth         April 1, 1983
       Fortieth             March 1, 1986
       Forty-first          July 1, 1986
       Forty-second         July 1, 1987;


and

              WHEREAS, the Original Mortgagor has heretofore issued, in accordance with the provisions of the Mortgage, forty-seven series of bonds entitled and designated First Mortgage Bonds, none of which bonds are Outstanding as of the date hereof;

and

              WHEREAS, the Original Mortgagor entered into a Reorganization Agreement and Plan of Merger dated August 12, 1987, as amended, pursuant to which, among other things, the Original Mortgagor was merged into the Company as of January 9, 1989, upon such terms as fully to preserve and in no respect to impair the Lien or security of the Mortgage or any of the rights or powers of the trustees or the bondholders thereunder; and

              WHEREAS, pursuant to Article XVI of the Mortgage, the Company executed, delivered, recorded and filed its Forty-third Supplemental Indenture dated as of January 9, 1989, whereby the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage, in accordance with the provisions of said bonds and coupons and the Mortgage, and agreed to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Original Mortgagor, and whereby Bankers Trust Company was appointed Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage, and James F. Conlan was appointed Co-Trustee in succession to R.E. Sparrow, resigned, under the Mortgage; and

              WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                               Dated as of
                               -----------
       Forty-fourth         March 31, 1989
       Forty-fifth          December 29, 1989
       Forty-sixth          March 31, 1991;

and

              WHEREAS, pursuant to said Forty-sixth Supplemental Indenture, Morgan Guaranty Trust Company of New York was appointed Corporate Trustee in succession to Bankers Trust Company, resigned, under the Mortgage and James F. Conlan resigned as Co-Trustee under the Mortgage and all the right, title and powers of the Co-Trustee devolved upon the Corporate Trustee and its successors alone until such time as a successor to the Co-Trustee shall be appointed; and

              WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                               Dated as of
                               -----------
       Forty-seventh        December 31, 1991
       Forty-eighth         March 15, 1992
       Forty-ninth          July 31, 1992
       Fiftieth             March 15, 1993
       Fifty-first          November 1,1993
       Fifty-second         June 1, 1994


                                          3


       Fifty-third          August 1, 1994;


and

              WHEREAS, pursuant to said Fifty-third Supplemental Indenture, Chemical Bank was appointed Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage; and

              WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage Bonds, of the Series and in the principal amounts as follows:


                                                      Aggregate           Aggregate
                                                  Principal Amount    Principal Amount
    Series                          Due Date           Issued            Outstanding
    ------                          --------      ----------------    -----------------
48. Forty-eighth--Medium-            various        $125,000,000       $ 120,000,000
    Term Notes, Series A
49. Forty-ninth--Medium-             various         100,000,000          80,000,000
    Term Notes, Series B
50. Fiftieth--Medium-Term            various         150,000,000         140,937,357
    Notes, Series C
51. Fifty-first--Medium-Term         various         125,000,000         125,000,000
    Notes, Series D
52. Fifty-second--C-U                various         125,216,000          92,644,000
53. Fifty-third--Medium-Term         various         250,000,000         250,000,000
    Notes, Series E
54. Fifty-fourth--6 3/4%            4/1/2005          75,000,000          75,000,000
55. Fifty-fifth--Medium-Term         various         250,000,000         250,000,000
    Notes, Series F
56. Fifty-sixth--E-L                 various          35,600,000          35,600,000
57. Fifty-seventh Medium-Term        various         250,000,000         250,000,000
    Notes, Series G
58. Fifty-eighth Series-1994-1       various         108,235,000        108,235,000;


and

              WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds, if any, of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage, as supplemented, as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

              WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and the Trustee is further authorized by said Section 120 to join with the Company in the execution of such instrument or instruments, and such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee, and thereupon any modification of the provisions of the Mortgage therein set forth, authorized by said Section 120, shall be binding upon the parties to the Mortgage, their successors and assigns, and the holders of the bonds and coupons thereby secured; provided, however, anything therein contained to the contrary not withstanding, said Section 120 shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then Outstanding under the Mortgage; and

              WHEREAS, in Section 42 of the Mortgage the Original Mortgagor covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estates, powers, instruments or funds held in trust thereunder; and

              WHEREAS, the Company now desires to create three new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it; and

              WHEREAS, the execution and delivery by the Company of this Fifty-fourth Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate Resolutions;

              NOW, THEREFORE, THIS INDENTURE WITNESSETH:


                                      ARTICLE I

                                   GRANTING CLAUSES

              The Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further assurance of the estate, title and rights of the Trustee under the Mortgage and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Chemical Bank as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, owned by the Original Mortgagor as of the date of the Mortgage and acquired by the Original Mortgagor or the Company after the date of the Mortgage, subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto, of the kind or nature specifically mentioned in Article XXI of the Mortgage or of any other kind or nature (except any herein or in the Mortgage expressly excepted), now owned, or, subject to the provisions of subsection (I) of Section 87 of the Mortgage and
Section 2.02 of the Forty-third Supplemental Indenture thereto, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio, television and air conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas, and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to public or private property, real or personal, or the occupancy of such property and (except as herein or in the Mortgage expressly excepted) all right, title and interest the Company may now have or may hereafter acquire in and to any and all property of any kind or nature wheresoever situated;

              And the Company does hereby confirm that the Company will not cause or consent to a partition, either voluntarily or through legal proceedings, of property subject to the Lien of the Mortgage whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Mortgage and particularly of Article XI thereof;

              TOGETHER WITH and all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforementioned property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or (subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto) may hereafter acquire in and to the aforementioned property and franchises and every part and parcel thereof.

              IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage, and as fully embraced within the Lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby;

              Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company;
(4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, steam, water, ice and other materials or products generated, manufactured, stored, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Natural Gas and Oil Production Property, as defined in Section 4 of the Mortgage; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

              TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Chemical Bank as Trustee, and its successors and assigns forever;

              IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Mortgage, this Fifty-fourth Supplemental Indenture being supplemental to the Mortgage;

              AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee under the Mortgage and the beneficiaries of the trust with respect to said property, and to the Trustee under the Mortgage and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

                                      ARTICLE II

                             FIFTY-NINTH SERIES OF BONDS

      SECTION 2.01. There shall be a series of bonds designated "First Mortgage Bonds, Adjustable Rate Replacement Series" (herein sometimes referred to as the "Fifty-ninth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Fifty-ninth Series shall mature on the maturity date, and in principal amounts corresponding to the principal amounts, of first mortgage and collateral trust bonds designated "Adjustable Rate Replacement Series," issued under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, on the basis of such bonds of the Fifty-ninth Series. Bonds of the Fifty-ninth Series shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear no interest; and the principal of each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Fifty-ninth Series shall be dated as in Section 10 of the Mortgage provided.

      (I) Bonds of the Fifty-ninth Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other things, the provisions of Sections 39, 64 or 87 of the Mortgage or with the Proceeds of Released Property).

      (II) At the option of the registered owner, any bonds of the Fifty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the

Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

              Bonds of the Fifty-ninth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage and to the limitations set forth in this Fifty-fourth Supplemental Indenture), upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fifty-ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in
Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fifty-ninth Series.

              The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Fifty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of such trustee, stating that interest or principal due and payable on any bonds issued under said Mortgage and Deed of Trust has not been fully paid and specifying the amount of funds required to make such payment.

              Bonds of the Fifty-ninth Series shall be initially issued in the name of Chemical Bank, as trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, and shall not be transferable, except to any successor trustee under said Mortgage and Deed of Trust.

              After the execution and delivery of this Fifty-fourth
Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be issued bonds of the Fifty-ninth Series in an aggregate principal amount not to exceed Six Million Six Hundred Seventeen Thousand Dollars ($6,617,000).

                                     ARTICLE III

                               SIXTIETH SERIES OF BONDS

      SECTION 3.01.  There shall be a series of bonds designated "First
Mortgage Bonds, 9 3/8% Replacement Series Due 1997" (herein sometimes referred to as the "Sixtieth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixtieth Series shall mature on the maturity date, and in principal amounts corresponding to the principal amounts, of first mortgage and collateral trust bonds designated "9 3/8% Replacement Series Due 1997," issued under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, on the basis of such bonds of the Sixtieth Series. Bonds of the Sixtieth Series shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear no interest; and the principal of each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Sixtieth Series shall be dated as in Section 10 of the Mortgage provided.

      (I) Bonds of the Sixtieth Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other things, the provisions of Sections 39, 64 or 87 of the Mortgage or with the Proceeds of Released Property).

      (II) At the option of the registered owner, any bonds of the Sixtieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

              Bonds of the Sixtieth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage and to the limitations set forth in this Fifty-fourth Supplemental Indenture), upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Sixtieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the

Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Sixtieth Series.

              The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Sixtieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of such trustee, stating that interest or principal due and payable on any bonds issued under said Mortgage and Deed of Trust has not been fully paid and specifying the amount of funds required to make such payment.

              Bonds of the Sixtieth Series shall be initially issued in the name of Chemical Bank, as trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, and shall not be transferable, except to any successor trustee under said Mortgage and Deed of Trust.

              After the execution and delivery of this Fifty-fourth
Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be issued bonds of the Sixtieth Series in an aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000).

                                      ARTICLE IV

                             SIXTY-FIRST SERIES OF BONDS

      SECTION 4.01.  There shall be a series of bonds designated "First
Mortgage Bonds, Bond Credit Series Bonds" (herein sometimes referred to as the "Sixty-first Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-first Series shall mature on the maturity date, and in principal amounts corresponding to the principal amounts, of first mortgage and collateral trust bonds designated "Bond Credit Series Bonds," issued under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, on the basis of such bonds of the Sixty-first Series. Bonds of the Sixty-first Series shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear no interest; and the principal of each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Sixty-first Series shall be dated as in Section 10 of the Mortgage provided.

      (I) Bonds of the Sixty-first Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other things, the provisions of Sections 39, 64 or 87 of the Mortgage or with the Proceeds of Released Property).

      (II) At the option of the registered owner, any bonds of the Sixty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

              Bonds of the Sixty-first Series shall be transferable (subject to the provisions of Section 12 of the Mortgage and to the limitations set forth in this Fifty-fourth Supplemental Indenture), upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Sixty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Sixty-first Series.

              The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Sixty-first Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Chemical Bank, as trustee, signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of such trustee, stating that interest or principal due and payable on any bonds issued under said Mortgage and Deed of Trust has not been fully paid and specifying the amount of funds required to make such payment.

              Bonds of the Sixty-first Series shall be initially issued in the name of Chemical Bank, as trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, and shall not be transferable, except to any successor trustee under said Mortgage and Deed of Trust.

              After the execution and delivery of this Fifty-fourth
Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be issued bonds of the Sixty-first Series in an aggregate principal amount not to exceed One Hundred Fifteen Million Two Hundred Seventy-Three Thousand Five Hundred and Thirty-Nine Dollars ($115,273,539).

                                      ARTICLE V

                  THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS
                 REGARDING PROPERTIES EXCEPTED FROM LIEN OF MORTGAGE

      SECTION 5.01. The Company reserves the right, without any consent or other action by holders of bonds of the Fifty-fourth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Fifty-ninth Series, the Sixtieth Series and the Sixty-First Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (7) which shall read as follows:

                     "(7) allowances allocated to steam-electric
              generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC
              7651, ET SEQ., as now in effect or as hereafter supplemented or amended."

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

      SECTION 6.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Fifty-ninth Series, the Sixtieth Series, the Sixty-First Series or any subsequent series shall be determined only under the laws of the State of New York.

      SECTION 6.02. The terms defined in the Mortgage shall, for all purposes of this Fifty-fourth Supplemental Indenture, have the meanings specified in the Mortgage.

      SECTION 6.03. The Trustee hereby accepts the trusts declared, provided, created or supplemented in the Mortgage and herein, and agrees to perform the same upon the terms and conditions set forth herein and in the Mortgage, and upon the following terms and conditions:

              The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Fifty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-fourth Supplemental Indenture.

      SECTION 6.04. Whenever in this Fifty-fourth Supplemental Indenture either the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

      SECTION 6.05. Nothing in this Fifty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

      SECTION 6.06. This Fifty-fourth Supplemental Indenture shall be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries; and Chemical Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.

[SEAL]                                       PACIFICORP


                                             By    s/s    R. F. LANZ
                                                 -------------------
                                                     Vice President

Attest:


   s/s    LENORE M. MARTIN
-------------------------------
          Assistant Secretary


                                             CHEMICAL BANK
                                             as Corporate Trustee


                                             By      s/s    F. J. GRIPPO
                                                 -------------------------
                                                     Vice President
Attest:


    s/s    GLENN G. MCKEEVER
--------------------------------
         Senior Trust Officer

STATE OF OREGON                     )
                                    ) ss:
COUNTY OF MULTNOMAH                 )

              On this 7th day of December, 1995, before me, Sheryl L. Stratton, a Notary Public in and for the State of Oregon, personally appeared Robert F. Lanz and Lenore M. Martin, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                                 s/s   SHERYL L. STRATTON
                                             ----------------------------
                                             My commission expires: 5/25/96
[SEAL]                                       Residing at:  Portland, Oregon



STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

              On this 13th day of December, 1995, before me, Annabelle DeLuca, a Notary Public in and for the State of New York, personally appeared F. J. Grippo and Glenn G. McKeever, known to me to be a Vice President and a Senior Trust Officer, respectively, of CHEMICAL BANK, A NEW YORK CORPORATION, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                s/s   ANNABELLE DELUCA
                                             --------------------------------
                                             Notary Public, State of New York
                                             No.  O1DE5013759
                                             Qualified in Kings County
[SEAL]                                       Commission expires: July 15, 1997